Exhibit 10.19

1 North Wall Quay	T +353 1 622 2000
Dublin 1	F +353 1 622 2222
Ireland

Niall Tuckey Director ILOC Product	Citibank Europe plc 1 North Wall Quay Dublin 1, Ireland
Tel+353 (1) 622 7430 Fax+353 (1) 622 2741 Niall.Tuckey@Citi.com

FROM:	Citibank Europe plc (the “Bank”)

TO:	Aspen Bermuda Limited (the “Company”)
141 Front Street
Hamilton HM19
Bermuda
Attention: Jazmin Da Ponte

DATE:	30th June 2014
Dear Jazmin,
Committed Facility Letter dated 30 July 2012 between the Bank and the Company regarding a committed letter of credit facility in a maximum aggregate amount of USD 950,000,000, as amended, varied, supplemented, novated or assigned as the case may be (the “Committed Facility Letter”).
1.    We refer to the Committed Facility Letter. Defined terms used in this letter shall have the meanings given to them in the Committed Facility Letter (including where defined in the Committed Facility Letter by reference to another document).
2.    The Bank and the Company agree, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, that as effective from the date of this letter:
(i)    Clause 2 of the Committed Facility Letter shall be amended and restated in its entirety as follows:
“The Facility shall be in a maximum aggregate amount of USD 575,000,000 (five hundred and seventy five million United States Dollars) (the “Facility Limit”). Should the Company (as defined below) wish to reduce the Facility Limit, it may do so upon written notification to the Bank. The notification (the “Notification”) must (i) specifically reference this Letter and (ii) clearly state the new facility limit that is to apply (“the New Limit”). The New Limit will take effect five Business Days following receipt, by the Bank, of the Notification.”
(ii)    Clause 5.2 (c) of the Committed Facility Letter shall be amended and restated in its entirety as follows:
“the tenor of a Credit is longer than 12 months; and/or’
(iii)    Clause 8 of the Committed Facility Letter shall be amended and restated in its entirety as follows:
“The facility shall only apply in respect of Credits issued on or prior to 30 June 2016 (the “Facility Period”). The Facility shall expire on the earlier of (1) the date that is one year from the end of the Facility Period; or (2) the stated expiry date on the last remaining Credit issued within the Facility Period (the “Expiry Date”). The Bank and the Company shall commence
Citibank Europe plc
Directors: Aidan M Brady, Mark Fitzgerald, Jim Farrell, Bo J. Hammerich (Sweden), Brian Hayes, Mary Lambkin, Frank McCabe, William J. Mills (USA),
Terence O’Leary (U.K.), Cecilia Ronan, Patrick Scally, Christopher Teano (U.S.A.), Francesco Vanni d’Archirafi (Italy), Tony Woods.
Registered in Ireland: Registration Number 132781. Registered Office: 1 North Wall Quay, Dublin 1.
Ultimately owned by Citigroup Inc., New York, U.S.A.
Citibank Europe plc is regulated by the Central Bank of Ireland negotiations, without being under any obligation, regarding the renewal of the Facility at least 60 days before the end of the Facility Period.”
3.    Except as expressly amended by this letter, the Committed Facility Letter remains unmodified and in full force and effect. In the event of a conflict or inconsistency between the terms of this letter and the terms of the Committed Facility Letter, the terms of this letter shall prevail.
4.    This letter may be executed in counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same agreement.
5.    This letter and any non-contractual obligations arising in connection with it shall be governed by English law and for the benefit of the Bank the Company irrevocably submits to the jurisdiction of the English courts in respect of any dispute which may arise from or in connection with this letter.
6.    Please indicate your agreement to the foregoing by countersigning the attached copy of this letter and returning the same to us.

For and on behalf of Citibank Europe plc

/s/ Niall Tuckey
Name:Niall Tuckey
Title:Director
We agree to the terms set out in this letter.

For and on behalf of Aspen Bermuda Limited

/s/ Bryan Astwood	/s/ Fred Lemoine
Name:Bryan Astwood	Name:Fred Lemoine
Title:Chief Investment Officer	Title:Chief Financial Officer
Citibank Europe plc
Directors: Aidan M Brady, Mark Fitzgerald, Jim Farrell, Bo J. Hammerich (Sweden), Brian Hayes, Mary Lambkin, Frank McCabe, William J. Mills (USA),
Terence O’Leary (U.K.), Cecilia Ronan, Patrick Scally, Christopher Teano (U.S.A.), Francesco Vanni d’Archirafi (Italy), Tony Woods.
Registered in Ireland: Registration Number 132781. Registered Office: 1 North Wall Quay, Dublin 1.
Ultimately owned by Citigroup Inc., New York, U.S.A.
Citibank Europe plc is regulated by the Central Bank of Ireland